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                                                                Exhibit 99.14(a)


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated October 16, 1996 for the Nuveen Flagship Multistate Trust II, comprising the Nuveen Flagship New Jersey Municipal Bond Fund and the Nuveen Flagship New York Municipal Bond Fund, and to all references to our firm included in or made a part of this registration statement on Form N-14 of Nuveen Flagship Multistate Trust II.

ARTHUR ANDERSEN LLP


Chicago, Illinois
October 16, 1996

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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated March 1, 1996, for the Nuveen Multistate Tax-Free Trust, comprising the New Jersey Tax-Free Value Fund, and to all references to our firm included in or made a part of this registration statement on Form N-14 of Nuveen Flagship Multistate Trust II.


ARTHUR ANDERSEN LLP




Chicago, Illinois
October 16, 1996


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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 8, 1996, for the Nuveen Tax-Free Bond Fund, Inc., comprising the Nuveen New York Tax-Free Value Fund, and to all references to our firm included in or made a part of this registration statement on Form N-14 of Nuveen Flagship Multistate Trust II.


ARTHUR ANDERSEN LLP




Chicago, Illinois
October 16, 1996